                                                                     Exhibit 1.3
                                                                     -----------

                               ESCROW AGREEMENT



     THIS ESCROW AGREEMENT, dated as of ________________, 2000 ("Escrow Agreement"), is by and between WACHOVIA SECURITIES, INC., a North Carolina corporation ("Sales Agent"); AMERICAN COMMUNITY BANCSHARES, INC., a North Carolina corporation ("Issuer"); and FIRST UNION NATIONAL BANK, a national banking association, as Escrow Agent hereunder ("Escrow Agent").


                                 BACKGROUND

     A.   Issuer has engaged Sales Agent as its agent to assist in the placement of up to 1,000,000 shares of its $1.00 par value Common Stock at $____ per share (the "Shares") on a "best efforts" basis, pursuant to the prospectus included as part of Registration Statement No. 333-42512 filed with the Securities and Exchange Commission (the "SEC") and attached hereto as Exhibit A
                                                                      ---------
(the "Offering Document").

     B. In accordance with the Offering Document, subscribers to the Shares (the "Subscribers" and individually, a "Subscriber") will be required to submit full payment for their respective investments at the time they enter into subscription agreements.

     C. In accordance with the Offering Document, all payments received by Sales Agent or Issuer in connection with subscriptions for Shares shall be promptly forwarded to Escrow Agent, and Escrow Agent has agreed to accept, hold, and disburse such funds deposited with it and the earnings thereon in accordance with the terms of this Escrow Agreement.

     D. In order to establish the escrow of funds and to effect the provisions of the Offering Document, the parties hereto have entered into this Escrow Agreement.


                            STATEMENT OF AGREEMENT

          NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, for themselves, their successors and assigns, hereby agree as follows:

          1.  Definitions.  The following terms shall have the following
              -----------
meanings when used herein:

          "Cash Investment" shall mean the number of Shares to be purchased by any Subscriber multiplied by the offering price per Share of $______ as set forth in the Offering Document.

          "Cash Investment Instrument" shall mean a check, money order or similar instrument, made payable to the "First Union National Bank/American Community Bancshares, Inc.- Escrow Account," in full payment for the Shares to be purchased by any Subscriber.

          "Escrow Funds" shall mean the funds deposited with the Escrow Agent pursuant to this Agreement, together with any interest and other income thereon.

          "Issuer Representative" shall mean Randy P. Helton, President and CEO of Issuer.

          "Minimum Offering" shall mean 500,000 Shares.

          "Minimum Offering Notice" shall mean a written notification, signed by Issuer, which shall specify that subscriptions for the Minimum Offering have been received; that, to the best of Issuer's knowledge after due inquiry and review of its records, Cash Investment Instruments in full payment for that number of Shares equal to or greater than the Minimum Offering have been received, deposited with and collected by Escrow Agent; and that such subscriptions have not been withdrawn, rejected or otherwise terminated.

          "Pro Rata Basis," with respect to the allocation among Subscribers of interest and other earnings held in the Escrow Funds, shall mean, for each Subscriber, the Subscriber's Cash Investment multiplied by the number of days the Cash Investment of such Subscriber was held in interest-bearing investments pursuant to Section 6 hereof, multiplied by the average yield earned on the
            ---------
Escrow Funds during such period of days.

          "Shares" shall have the meaning set forth in the section of this Escrow Agreement titled "Background".

          "Subscriber" or "Subscribers" shall have the meaning set forth in the section of this Escrow Agreement titled "Background".

          "Subscription Accounting" shall mean an accounting of all subscriptions for Shares received and accepted by Sales Agent or Issuer as of the date of such accounting, indicating for each subscription the Subscriber's name, social security number and address, the number and total purchase price of subscribed Shares, the date of receipt by Sales Agent or Issuer of the Cash Investment Instrument, and notations of any nonpayment of the Cash Investment Instrument submitted with such subscription, any withdrawal of such subscription by the Subscriber, any rejection of such subscription by Sales Agent or Issuer, or other termination, for whatever reason, of such subscription.

          2.  Appointment of and Acceptance by Escrow Agent.  Issuer hereby
              ---------------------------------------------
appoints Escrow Agent to serve as escrow agent hereunder, and Escrow Agent hereby accepts such appointment in accordance with the terms of this Escrow Agreement.

          3.   Deposits into Escrow.  a.  Upon receipt by Sales Agent or Issuer
               --------------------
of any Cash Investment Instrument for the purchase of Shares, Sales Agent or Issuer shall forward to Escrow Agent, by 12:00 noon of the next business day, the Cash Investment Instrument for deposit into the following escrow account:

               First Union National Bank
               Charlotte, North Carolina
               ABA # 053000219
               D/5000000016439
               FFC: 1072006244/ACB
               ATTN: Corporate Trust Department
               for American Community Bancshares, Inc. Escrow Account Notify (704) 374-2183

Each such deposit shall be accompanied by the following documents:

          (1) a report containing such Subscriber's name, social security number or taxpayer identification number, address and other information required for withholding purposes; and

          (2)  a Subscription Accounting.

          ALL FUNDS SO DEPOSITED SHALL REMAIN THE PROPERTY OF THE SUBSCRIBERS ACCORDING TO THEIR RESPECTIVE INTERESTS AND SHALL NOT BE SUBJECT TO ANY LIEN OR CHARGE BY ESCROW AGENT OR BY JUDGMENT OR CREDITORS' CLAIMS AGAINST ISSUER UNTIL RELEASED TO ISSUER IN ACCORDANCE WITH SECTION 4(a) HEREOF.
                                      ------------

          b. Sales Agent and Issuer understand and agree that all checks and similar instruments received by Escrow Agent hereunder are subject to collection requirements of presentment and final payment, and that the funds represented thereby cannot be drawn upon or disbursed until such time as final payment has been made and is no longer subject to dishonor. Upon receipt, Escrow Agent shall process each Cash Investment Instrument for collection, and the proceeds thereof shall be held as part of the Escrow Funds until disbursed in accordance with Section 4 hereof. If, upon presentment for payment, any Cash Investment
     ---------
Instrument is dishonored, Escrow Agent's sole obligation shall be to notify Sales Agent or Issuer, as applicable, of such dishonor and to return such Cash Investment Instrument to Sales Agent or Issuer, as applicable, to take whatever action it deems necessary. Notwithstanding the foregoing, if for any reason any Cash Investment Instrument is uncollectible after payment of the funds represented thereby has been made by Escrow Agent, Issuer shall immediately reimburse Escrow Agent upon receipt from Escrow Agent of written notice thereof.

          Upon receipt of any Cash Investment Instrument that represents payment less than or greater than the Cash Investment, Escrow Agent's sole obligation shall be to notify Issuer or Sales Agent of such fact and to return such Cash Investment Instrument to Sales Agent or Issuer.

          c. All Cash Investment Instruments shall be made payable to the order of, or endorsed to the order of, "First Union National Bank/American Community Bancshares, Inc.- Escrow Account," and Escrow Agent shall not be obligated to accept, or present for payment, any Cash Investment Instrument that is not payable or endorsed in that manner.

          4.   Disbursements of Escrow Funds.
               -----------------------------

          a.   Completion of Minimum Offering.  Subject to the provisions of
               -------------------------------
Section 10 hereof, Escrow Agent shall pay to Issuer the liquidated value of the
----------
Escrow Funds, by certified or bank check or by wire transfer, no later than fifteen (15) business days following receipt of the following documents:

          (1)  A Minimum Offering Notice;

          (2) Subscription Accounting, substantiating the sale of the Minimum Offering;

          (3)  The documents described on Exhibit B attached hereto and
                                          ---------
               incorporated herein by reference; and

          (4) Such other certificates, notices or other documents as Escrow Agent shall reasonably require.

     Notwithstanding the foregoing, Escrow Agent shall not be obligated to disburse the Escrow Funds to Issuer if Escrow Agent has grounds to believe that
(a) Cash Investment Instruments in full payment for that number of Shares equal to or greater than the Minimum Offering have not been received, deposited with and collected by the Escrow Agent, or (b) any of the certifications and opinions set forth in the documents described in Exhibit B attached hereto are incorrect
                                        ---------
or incomplete.

     After the initial disbursement of Escrow Funds to Issuer pursuant to this
Section 4(a), Escrow Agent shall pay to Issuer any additional funds received
------------
with respect to the Shares, by certified or bank check or wire transfer, no later than fifteen (15) business days after receipt.

          b.   Rejection of Any Subscription or Termination of the Offering.
               ------------------------------------------------------------
No later than fifteen (15) business days after receipt by Escrow Agent of written notice (i) from Issuer that it intends to reject a Subscriber's subscription, (ii) from Issuer that there will be no closing of the sale of Shares to Subscribers, or (iii) from the SEC or any other federal or state regulatory authority that a stop order has been issued with respect to the Offering Document and has remained in effect for at least twenty (20) days, Escrow Agent shall pay to the applicable Subscriber(s), by certified or bank check and by first class mail, the amount of the Cash Investment paid by each Subscriber, and shall pay as soon as practicable to the applicable Subscriber(s), by certified or bank check and by first class mail, each Subscriber's share of income earned on the Escrow Funds, each such share to be calculated on a Pro Rata Basis.

          c.   Expiration of Offering Period.  Notwithstanding anything to the
               -----------------------------
contrary contained herein, if Escrow Agent shall not have received a Minimum Offering Notice on or before December 31, 2000 unless extended until February 28, 2001, Escrow Agent shall, within fifteen (15) business days after such date and without any further instruction or direction from Issuer, return to each Subscriber, by certified or bank check and by first class mail, the Cash Investment made by such Subscriber, and shall pay as soon as practicable to the applicable Subscriber(s), by certified or bank check and by first class mail, each Subscriber's share of income earned on the Escrow Funds, each such share to be calculated on a Pro Rata Basis.

          5.   Suspension of Performance; Disbursement Into Court.  If, at any
               --------------------------------------------------
time, there shall exist any dispute between Sales Agent, Issuer, Escrow Agent, any Subscriber or any other person with respect to the holding or disposition of any portion of the Escrow Funds or any other obligations of Escrow Agent hereunder, or if at any time Escrow Agent is unable to determine, to Escrow Agent's sole satisfaction, the proper disposition of any portion of the Escrow Funds or Escrow Agent's proper actions with respect to its obligations hereunder, or if Issuer has not within 30 days of the furnishing by Escrow Agent of a notice of resignation pursuant to Section 7 hereof appointed a successor
                                       ---------
Escrow Agent to act hereunder, then Escrow Agent may, in its sole discretion, take either or both of the following actions:

          a. suspend the performance of any of its obligations (including without limitation any disbursement obligations) under this Escrow Agreement until such dispute or uncertainty shall be resolved to the sole satisfaction of Escrow Agent or until a successor Escrow Agent shall have been appointed (as the case may be); provided however, that Escrow Agent shall continue to invest the
              ----------------
Escrow Funds in accordance with Section 6 hereof; and/or

          b. petition (by means of an interpleader action or any other appropriate method) any court of competent jurisdiction any venue convenient to Escrow Agent, for instructions with respect to such dispute or uncertainty, and to the extent required by law, pay into such court, for holding and disposition in accordance with the instructions of such court, all funds held by it in the Escrow Funds, after deduction and payment to Escrow Agent of all fees and expenses (including court costs and attorneys' fees) payable to, incurred by, or expected to be incurred by Escrow Agent in connection with the performance of its duties and the exercise of its rights hereunder.

Escrow Agent shall have no liability to Sales Agent, Issuer, any Subscriber or any other person with respect to any such suspension of performance or disbursement into court, specifically including any liability or claimed liability that may arise, or be alleged to have arisen, out of or as a result of any delay in the disbursement of funds held in the Escrow Funds or any delay in or with respect to any other action required or requested of Escrow Agent.

          6.   Investment of Funds.  Escrow Agent shall invest and reinvest the
               -------------------
Escrow Funds as Issuer's Representative shall direct (subject to applicable minimum investment requirements) in writing; provided, however, that no investment or reinvestment may be made except in the following:

          a. direct obligations of the United States of America or obligations the principal of and the interest on which are unconditionally guaranteed by the United States of America; or

          b. savings accounts of any bank, trust company or national banking association (including Escrow Agent and its affiliates); or

          c. any money market fund substantially all of which is invested in the foregoing investment categories, including any money market fund managed by Escrow Agent and any of its affiliates.

          If Escrow Agent has not received written instructions from Issuer's Representative at any time that an investment decision must be made, Escrow Agent shall invest the Escrow Funds, or such portion thereof as to which no written instructions have been received, in investments described in clause (c) above. Each of the foregoing investments shall be made in the name of Escrow Agent in its stated capacity as escrow agent. No investment shall be made in any instrument or security that has a maturity of greater than six (6) months. Notwithstanding anything to the contrary contained herein, Escrow Agent may, without notice to Issuer, sell or liquidate any of the foregoing investments at any time if the proceeds thereof are required for any release of funds permitted or required hereunder, and Escrow Agent shall not be liable or responsible for any loss, cost or penalty resulting from any such sale or liquidation. With respect to any funds received by Escrow Agent for deposit into the Escrow Funds or any written investment instruction of Issuer's Representative received by Escrow Agent after ten o'clock, a.m., Charlotte, North Carolina, time, Escrow Agent shall not be required to invest such funds or to effect such investment instruction until the next day upon which banks in Charlotte, North Carolina, are open for business.

          7.   Resignation and Removal of Escrow Agent.  Escrow Agent may resign
               ---------------------------------------
from the performance of its duties hereunder at any time by giving ten (10) days' prior written notice to Sales Agent and Issuer or may be removed, with or without cause, by Issuer, acting in writing, at any time by the giving of ten
(10) days' prior written notice to Escrow Agent. Such resignation or removal shall take effect upon the appointment of a successor Escrow Agent as provided hereinbelow. Upon any such notice of resignation or removal, Issuer shall appoint a successor Escrow Agent hereunder, which shall be a commercial bank, trust company or other financial institution with a combined capital and surplus in excess of $10,000,000. Upon the acceptance in writing of any appointment as Escrow Agent hereunder by a successor Escrow Agent, such successor Escrow Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Escrow Agent, and the retiring Escrow Agent shall be discharged from its duties and obligations under this Escrow Agreement, but shall not be discharged from any liability for actions taken as escrow agent hereunder prior to such succession. After any retiring Escrow Agent's resignation or removal, the provisions of this Escrow Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Escrow Agent under this Escrow Agreement. The retiring Escrow Agent shall transmit all records pertaining to the Escrow Funds and shall pay all funds held by it in the Escrow Funds to the successor Escrow Agent, after making copies of such records as the retiring Escrow Agent deems advisable and after deduction and payment to the retiring Escrow Agent of all fees and expenses (including court costs and attorneys' fees) payable to, incurred by or expected to be incurred by the retiring Escrow Agent in connection with the performance of its duties and the exercise of its rights hereunder.

          8.   Liability of Escrow Agent.
               -------------------------

          a. Escrow Agent shall have no liability or obligation with respect to the Escrow Funds except for Escrow Agent's willful misconduct or gross negligence. Escrow Agent's sole responsibility shall be for the safekeeping, investment, and disbursement of the Escrow Funds in accordance with the terms of this Escrow Agreement. Escrow Agent shall have no implied duties or obligations and shall not be charged with knowledge or notice of any fact or circumstance not specifically set forth herein. Escrow Agent may rely upon any instrument, not only as to its due execution, validity and effectiveness, but also as to the truth and accuracy of any information contained therein which Escrow Agent shall in good faith believe to be genuine, to have been signed or presented by the person or parties purporting to sign the same and to conform to the provisions of this Escrow Agreement. In no event shall Escrow Agent be liable for incidental, indirect, special, consequential or punitive damages. Escrow Agent shall not be obligated to take any legal action or commence any proceeding in connection with the Escrow Funds or any account in which Escrow Funds are deposited or this Escrow Agreement, or to appear in, prosecute or defend any such legal action or proceeding. Without limiting the generality of the foregoing, Escrow Agent shall not be responsible for or required to enforce any of the terms or conditions of any subscription agreement with any Subscriber or any other agreement between Issuer, Sales Agent and/or any Subscriber. Escrow Agent shall not be responsible or liable in any manner for the performance by Issuer or any Subscriber of their respective obligations under any subscription agreement nor shall Escrow Agent be responsible or liable in any manner for the failure of Issuer, Sales Agent or any third party (including any Subscriber) to honor any of the provisions of this Escrow Agreement. Escrow Agent may consult legal counsel selected by it in the event of any dispute or question as to the construction of any of the provisions hereof or of any other agreement or of its duties hereunder, or relating to any dispute involving any party hereto, and shall incur no liability and shall be fully indemnified from any liability whatsoever in acting in accordance with the opinion or instruction of such counsel. Issuer shall promptly pay, upon demand, the reasonable fees and expenses of any such counsel.

          b. The Escrow Agent is authorized, in its sole discretion, to comply with orders issued or process entered by any court with respect to the Escrow Funds, without determination by the Escrow Agent of such court's jurisdiction in the matter. If any portion of the Escrow Funds is at any time attached, garnished or levied upon under any court order, or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, judgment or decree shall be made or entered by any court affecting such property or any part thereof, then and in any such event, the Escrow Agent is authorized, in its sole discretion, to rely upon and comply with any such order, writ, judgment or decree which it is advised by legal counsel selected by it is binding upon it without the need for appeal or other action; and if the Escrow Agent complies with any such order, writ, judgment or decree, it shall not be liable to any of the parties hereto or to any other person or entity by reason of such compliance even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

          9.   Indemnification of Escrow Agent.  From and at all times after the
               -------------------------------
date of this Escrow Agreement, Issuer shall, to the fullest extent permitted by law, indemnify and hold harmless the Escrow Agent and each director, officer, employee, attorney, agent and affiliate of Escrow Agent (collectively, the "Indemnified Parties") against any and all actions, claims (whether or not valid), losses, damages, liabilities, costs and expenses of any kind or nature whatsoever (including without limitation reasonable attorneys' fees, costs and expenses) incurred by or asserted against any of the Indemnified Parties from and after the date hereof, whether direct, indirect or consequential, as a result of or arising from or in any way relating to any claim, demand, suit, action or proceeding (including any inquiry or investigation) by any person, including without limitation Issuer or Sales Agent, whether threatened or initiated, asserting a claim for any legal or equitable remedy against any person under any statute or regulation, including, but not limited to, any federal or state securities laws, or under any common law or equitable cause or otherwise, arising from or in connection with the negotiation, preparation, execution, performance or failure of performance of this Escrow Agreement or any transactions contemplated herein, whether or not any such Indemnified Party is a party to any such action, proceeding, suit or the target of any such inquiry or investigation; provided, however, that no Indemnified Party shall have the right to be indemnified hereunder for any liability finally determined by a court of competent jurisdiction, subject to no further appeal, to have resulted solely from the gross negligence or willful misconduct of such Indemnified Party. If any such action or claim shall be brought or asserted against any Indemnified Party, such Indemnified Party shall promptly notify Issuer in writing, and Issuer shall assume the defense thereof, including the employment of counsel and the payment of all expenses. Such Indemnified Party shall, in its sole discretion, have the right to employ separate counsel (who may be selected by such Indemnified Party in its sole discretion) in any such action and to participate in the defense thereof, and the fees and expenses of such counsel shall be paid by such Indemnified Party, except that Issuer shall be required to pay such fees and expenses (a) Issuer agrees to pay such fees and expenses, or
(b) Issuer shall fail to assume the defense of such action or proceeding or shall fail, in the sole discretion of such Indemnified Party, to employ counsel satisfactory to the Indemnified Party in any such action or proceeding, (c) Issuer is the plaintiff in any such action or proceeding or (d) the named or potential parties to any such action or proceeding (including any potentially impleaded parties) include both Indemnified Party and Issuer, and Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to Issuer. Issuer shall be liable to pay fees and expenses of counsel pursuant to the preceding sentence. All such fees and expenses payable by Issuer pursuant to the foregoing sentence shall be paid from time to time as incurred, both in advance of and after the final disposition of such action or claim. The obligations of Issuer under this Section 9 shall survive any
                                             ---------
termination of this Escrow Agreement and the resignation or removal of Escrow Agent shall be independent of any obligation of the Escrow Agent.

          10.  Fees and Expenses of Escrow Agent.  Issuer shall compensate
               ---------------------------------
Escrow Agent for its services hereunder in accordance with Exhibit C attached
                                                           ---------
hereto and, in addition, shall reimburse Escrow Agent for all of its reasonable out-of-pocket expenses, including attorneys' fees, travel expenses, telephone and facsimile transmission costs, postage (including express mail and overnight delivery charges), copying charges and the like. All of the foregoing compensation and reimbursement obligations shall be payable by Issuer upon demand by Escrow Agent. The obligations of Issuer under this Section 10 shall
                                                              ----------
survive any termination of this Escrow Agreement
and the resignation or removal of Escrow Agent. The Escrow Agent is authorized to and may disburse from time to time, to itself or to any Indemnified Party from the Escrow Funds (to the extent of Issuer's rights thereto), the amount of any compensation and reimbursement of out-of-pocket expenses due and payable hereunder (including any amount to which Escrow Agent or any Indemnified Party is entitled to seek indemnification pursuant to Section 9 hereof). Escrow
                                                ---------
Agent shall notify Issuer of any disbursement from the Escrow Funds to itself or to any Indemnified Party in respect of any compensation or reimbursement hereunder and shall furnish to Issuer copies of all related invoices and other statements. Issuer hereby grants to Escrow Agent and the Indemnified Parties a security interest in and lien upon the Escrow Funds (to the extent of Issuer's rights thereto) to secure all obligations hereunder, and Escrow Agent and the Indemnified Parties shall have the right to offset the amount of any compensation or reimbursement due any of them hereunder (including any claim for indemnification pursuant to Section 9 hereof) against the Escrow Funds (to the
                            ---------
extent of Issuer's rights thereto.) If for any reason the Escrow Funds available to Escrow Agent and the Indemnified Parties pursuant to such security interest or right of offset are insufficient to cover such compensation and reimbursement, Issuer shall promptly pay such amounts to Escrow Agent and the Indemnified Parties upon receipt of an itemized invoice.

          11.  Representations and Warranties; Legal Opinions.  a.  Issuer makes
               ----------------------------------------------
the following representations and warranties to Escrow Agent:

          (1) Issuer is a corporation duly organized, validly existing, and in good standing under the laws of the State of North Carolina, and has full power and authority to execute and deliver this Escrow Agreement and to perform its obligations hereunder;

          (2) This Escrow Agreement has been duly approved by all necessary corporate action of Issuer, including any necessary shareholder approval, has been executed by duly authorized officers of Issuer, and constitutes a valid and binding agreement of Issuer, enforceable in accordance with its terms.

          (3) The execution, delivery, and performance by Issuer of this Escrow Agreement will not violate, conflict with, or cause a default under the articles of incorporation or bylaws of Issuer, any applicable law or regulation, any court order or administrative ruling or decree to which Issuer is a party or any of its property is subject, or any agreement, contract, indenture, or other binding arrangement to which Issuer is a party or any of its property is subject. The execution, delivery and performance of this Agreement is consistent with and accurately described in the Offering Document, and the allocation of interest and other earnings to Subscribers, as set forth in Sections 4(b) and 4(c) hereof, has been properly described therein.
-------------     ----

          (4) No party other than the parties hereto and the prospective Subscribers have, or shall have, any lien, claim or security interest in the Escrow Funds or any part thereof. No financing statement under the Uniform Commercial Code is on file in any jurisdiction claiming a security interest in or describing (whether specifically or generally) the Escrow Funds or any part thereof.

          (5) Issuer hereby acknowledges that the status of Escrow Agent is that of agent only for the limited purposes set forth herein, and hereby represents and covenants that no representation or implication shall be made that the Escrow Agent has investigated the desirability or advisability of investment in the Shares or has approved, endorsed or passed upon the merits of the investment therein and that the name of the Escrow Agent has not and shall not be used in any manner in connection with the offer or sale of the Shares other than to state that the Escrow Agent has agreed to serve as escrow agent for the limited purposes set forth herein.

          (6) All of the representations and warranties of Issuer contained herein are true and complete as of the date hereof and will be true and complete at the time of any deposit to or disbursement from the Escrow Funds.

          b. Sales Agent makes the following representations and warranties to Escrow Agent:

          (1) This Escrow Agreement has been duly approved by all necessary corporate action of Sales Agent has been executed by duly authorized officers of Sales Agent and constitutes a valid and binding agreement of Sales Agent, enforceable in accordance with its terms.

          (2) Sales Agent hereby acknowledges that the status of Escrow Agent is that of agent only for the limited purposes set forth herein, and hereby represents and covenants that no representation or implication shall be made that the Escrow Agent has investigated the desirability or advisability of investment in the Shares or has approved, endorsed or passed upon the merits of the investment therein and that the name of the Escrow Agent has not and shall not be used in any manner in connection with the offer or sale of the Shares other than to state that the Escrow Agent has agreed to serve as escrow agent for the limited purposes set forth herein.

          (3) All of the representations and warranties of Sales Agent contained herein are true and complete as of the date hereof and will be true and complete at the time of any deposit to or disbursement from the Escrow Funds.

          12.  Consent to Jurisdiction and Venue.  In the event that any party
               ---------------------------------
hereto commences a lawsuit or other proceeding relating to or arising from this Agreement, the parties hereto agree that the United States District Court for the Western District of North Carolina shall have the sole and exclusive jurisdiction over any such proceeding. If all such courts lack federal subject matter jurisdiction, the parties agree that the Superior Court Division of the General Court of Justice of Mecklenburg County, North Carolina shall have sole and exclusive jurisdiction. Any of these courts shall be proper venue for any such lawsuit or judicial proceeding and the parties hereto waive any objection to such venue. The parties hereto consent to and agree to submit to the jurisdiction of any of the courts specified herein and agree to accept service or process to vest personal jurisdiction over them in any of these courts.

          13.  Notice.  All notices and other communications hereunder shall be
               ------
in writing and shall be deemed to have been validly served, given or delivered five (5) days after deposit in the United States mails, by certified mail with return receipt requested and postage prepaid, when delivered personally, one (1) day after delivery to any overnight courier, or when transmitted by facsimile transmission facilities, and addressed to the party to be notified as follows:

     If to Issuer at:         American Community Bancshares, Inc.
                              Post Office Box 5035
                              Monroe, North Carolina 28111-5035
                              ATTENTION: Randy P. Helton
                              Facsimile Number: (704) 225-8445

     If to Sales Agent at:    Wachovia Securities, Inc.
                              IJL Financial Center
                              201 North Tryon Street
                              Charlotte, North Carolina 28202
                              ATTENTION: James H. Glen, Jr.
                              Facsimile Number: (704) 379-9025
     If to the Escrow
     Agent at:                First Union National Bank , as Escrow Agent
                              Bond Administration
                              401 S. Tryon Street, 12th Floor
                              Charlotte, North Carolina 28288-1179
                              ATTENTION:  Shawn K. Bednasek
                              Facsimile Number: (704) 383-7316

or to such other address as each party may designate for itself by like notice.

          14.  Amendment or Waiver.  This Escrow Agreement may be changed,
               -------------------
waived, discharged or terminated only by a writing signed by Sales Agent, Issuer and Escrow Agent. No delay or omission by any party in exercising any right with respect hereto shall operate as a waiver. A waiver on any one occasion shall not be construed as a bar to, or waiver of, any right or remedy on any future occasion.

          15.  Severability.  To the extent any provision of this Escrow
               ------------
Agreement is prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Escrow Agreement.

          16.  Governing Law.  This Escrow Agreement shall be construed and
               -------------
interpreted in accordance with the internal laws of the State of North Carolina without giving effect to the conflict of laws principles thereof.

          17.  Entire Agreement.  This Escrow Agreement constitutes the entire
               ----------------
agreement between the parties relating to the acceptance, collection, holding, investment and disbursement of the Escrow Funds and sets forth in their entirety the obligations and duties of the Escrow Agent with respect to the Escrow Funds.

          18.  Binding Effect.  All of the terms of this Escrow Agreement, as
               --------------
amended from time to time, shall be binding upon, inure to the benefit of and be enforceable by the respective successors and assigns of Sales Agent, Issuer and Escrow Agent.

          19.  Execution in Counterparts.  This Escrow Agreement may be executed
               -------------------------
in two or more counterparts, which when so executed shall constitute one and the same agreement.

          20.  Termination.  Upon the first to occur of the disbursement of all
               ------------
amounts in the Escrow Funds or deposit of all amounts in the Escrow Funds into court pursuant to Section 5 hereof, this Escrow Agreement shall terminate and
                  ---------
Escrow Agent shall have no further obligation or liability whatsoever with respect to this Escrow Agreement or the Escrow Funds.

          21.  Dealings.  The Escrow Agent and any stockholder, director,
               --------
officer or employee of the Escrow Agent may buy, sell, and deal in any of the securities of the Issuer and become pecuniarily interested in any transaction in which the Issuer may be interested, and contract and lend money to the Issuer and otherwise act as fully and freely as though it were not Escrow Agent under this Agreement. Nothing herein shall preclude the Escrow Agent from acting in any other capacity for the Issuer or any other entity.

     IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be executed under seal as of the date first above written.


                            AMERICAN COMMUNITY BANCSHARES, INC., as Issuer



[CORPORATE SEAL]            By: __________________________________
                                Randy P. Helton, President and CEO
ATTEST:

____________________
   Secretary


                            WACHOVIA SECURITIES, INC., as Sales Agent



                            By: __________________________________
                                James H. Glen, Jr.
                                Senior Vice President




                            FIRST UNION NATIONAL BANK, as Escrow Agent

                            By:    _______________________________
                            Title: _______________________________

                                   Exhibit A

                               Offering Document

                                   Exhibit B

                         Additional Documents Required
                          for Release of Escrow Funds
                           Pursuant to Section 4(a)


1. Certificate of Randy P. Helton, President and CEO of Issuer, that (a) the Offering Document has been declared effective under the Securities Act of 1933, and (b) no stop order has been issued or threatened to be issued by the SEC or any other federal or state regulatory authority in connection with the Offering Document or the offering of Shares pursuant thereto; and

2. An opinion of counsel of Issuer that (a) the Offering Document has been declared effective under the Securities Act of 1933, and (b) to the best of its knowledge, no stop order has been issued or threatened to be issued by the SEC or any other federal or state regulatory authority in connection with the Offering Document or the offering of Shares pursuant thereto.

                                   Exhibit C

                         Fees Payable to Escrow Agent

                                      -16-